SCICLONE PHARMACEUTICALS, INC.

CHANGE IN CONTROL AGREEMENT

This Change in Control Agreement (the “Agreement”) is effective as of June 2, 2006, by and between Dr. Friedhelm Blobel (“Employee”)and SciClone Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

RECITALS

A.   Under an Employment Agreement between the Company and Employee dated as of June 2, 2006 including any subsequent amendments thereto (the “Employment Agreement”), Employee will serve as President and Chief Executive Officer of the Company and will perform significant strategic and management responsibilities necessary to the continued conduct of the Company’s business and operations.

B.   The Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of Employee, notwithstanding the possibility or occurrence of a Change in Control (as defined below) of the Company.

C.   The Board believes that it is imperative to provide Employee with certain severance benefits upon Employee’s termination of employment following a Change in Control that will provide Employee with enhanced financial security and provide sufficient incentive and encouragement to Employee to remain with the Company following a Change in Control.

AGREEMENT

Employee and the Company agree as set forth below:

1.   Limitation On Compensation On Termination Following A Change in Control. If Employee’s employment with the Company terminates following a Change in Control, but on or before the first anniversary of the Change in Control, Employee will not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

2.   Severance Benefits Upon Termination following a Change in Control. Subject to the limitations set forth in Sections 3 and 4 below, if Employee’s employment with the Company terminates following a Change in Control but on or before the first anniversary of such Change in Control, then Employee will be entitled to receive, in addition to the compensation and benefits earned by Employee through the date of his termination, severance benefits as follows:

(a)   Involuntary Termination. If Employee’s employment with the Company is terminated as a result of Involuntary Termination, then Employee will be entitled to receive the following severance benefits:

(i)   Employee will be entitled to receive severance pay in an amount equal to one hundred fifty percent (150%) of his annual base salary as in effect at the time of such termination. Any severance to which Employee is entitled pursuant to this section will be paid in a lump sum, less applicable withholding, within thirty (30) days following Employee’s termination, subject to the provisions of Section 2(a)(v) hereof;

(ii)   With respect to any unvested options to purchase shares of stock of the Company held by Employee as granted pursuant to the First Option (as defined by the Employment Agreement), Employee will immediately become vested in full at the time of such termination; and

(iii)   The exercise period for any unexercised portion of all nonstatutory stock options held by Employee as at the date of such Involuntary Termination will be extended to be 12 months after the date of such Involuntary Termination.

(iv)   If Employee was covered under the Company’s group health plan as of his Involuntary Termination and he timely elects to continue his group health benefits pursuant to federal law (COBRA) or the Company has paid Employee health care coverage under another plan, the Company will pay the COBRA premiums or the premiums under the other plan until the earlier of (A) the one year anniversary of Employee’s Involuntary Termination, or (B) the date on which Employee commences New Employment.

(v)   To the extent, if any, required in order to avoid the imposition of additional tax on Employee or the Company pursuant to Section 409A of the Internal Revenue Code, the payments set forth in Section 2(a)(i) hereof will not commence, and the accelerated vesting as to options provided under Section 2(a)(ii) hereof, will not be effective until the date occurring six months after the date of Involuntary Termination .

(b)   Voluntary Resignation; Termination For Cause. If Employee’s employment terminates by reason of Employee’s voluntary resignation (but not as a result of an Involuntary Termination) or as a result of Employee’s termination for Cause, then Employee will not be entitled to receive any severance pay or benefits under this Agreement.

(c)   Disability; Death. If the Company terminates Employee’s employment as a result of Employee’s Disability, or death, then Employee will not be entitled to receive any severance pay or benefits under this Agreement.

3.   Release of Claims; Resignation. Employee’s entitlement to any severance pay or benefits under Section 2(a) is conditioned upon Employee’s execution and delivery to the Company of (a) a general release of known and unknown claims in the form attached hereto as Schedule A and (b) a resignation from all of Employee’s positions with the Company, including from the Board of Directors and any committees thereof on which Employee serves, in a form satisfactory to the Company.

4.   Parachute Payments. In the event that any payment or benefit received or to be received by Employee pursuant to this Agreement or otherwise (collectively, the “Payments”) would result in a “parachute payment” as described in section 280G of the Internal Revenue Code of 1986, as amended, notwithstanding the other provisions of this Agreement, the amount of such Payments will not exceed the amount which produces the greatest after-tax benefit to Employee. For purposes of the foregoing, the greatest after-tax benefit will be determined within thirty (30) days of the occurrence of such payment to Employee, in Employee’s sole and absolute discretion. If no such determination is made by Employee within thirty (30) days of the occurrence of such payment, the Company will promptly make such determination in a fair and equitable manner.

5.   Consulting Services. During the three (3) months following any Involuntary Termination for which Employee receives the severance pay and benefits described in Section 2(a) hereof, Employee will be retained by the Company as an independent contractor to provide consulting services to the Company at its request for up to five (5) hours per week. These services will include any reasonable requests for information or assistance by the Company, including, but not limited to, the transition of Employee’s duties. Such services will be provided at mutually convenient times. For the actual provision of such services, the Company will pay to Employee a consulting fee of $400.00 per hour, up to a maximum of $2,500.00 per day, plus reasonable out-of-pocket expenses (for example, travel and lodging).

6.   Definition of Terms. The following terms referred to in this Agreement will have the following meanings:

(a)   “Cause” will mean any of the following, in each case, as determined by the Board after reasonable and good faith consultation with Employee:

(i)   Employee’s theft, dishonesty, misconduct or falsification of any records of the Company, its successor, or any subsidiary of the Company or its successor (collectively, the “Company Group”);

(ii)          Employee’s misappropriation or improper disclosure of confidential or proprietary information of the Company Group;

(iii)         any intentional action by Employee which has a material detrimental effect on the reputation or business of the Company Group;

(iv)         Employee’s failure or inability to perform any reasonable assigned duties after written notice from the Company Group of, and a reasonable opportunity to cure, such failure or inability;

(v)          any material breach by Employee of any employment agreement between Employee and the Company Group, which breach is not cured pursuant to the terms of such agreement; or

(vi)         Employee’s conviction of any criminal act which impairs Employee’s ability to perform his or her duties for the Company Group.

(b)   “Change in Control” will mean: (i) a merger or other transaction in which the Company or substantially all of its assets is sold or merged and as a result of such transaction, the holders of the Company’s common stock prior to such transaction do not own or control a majority of the outstanding shares of the successor corporation, (ii) the election of nominees constituting a majority of the Board which nominees were not approved by a majority of the Board prior to such election, or (iii) the acquisition by a third party of twenty percent (20%) or more of the Company’s outstanding shares which acquisition was without the approval of a majority of the Board in office prior to such acquisition.

(c)   “Constructive Termination” will mean any one or more of the following:

(i)   without Employee’s express written consent, the assignment to Employee, following the Change in Control, of any title or duties, or any limitation of Employee’s responsibilities, that are substantially inconsistent with Employee’s title(s), duties, or responsibilities with the Company Group immediately prior to the date of the Change in Control (including, but not limited to, Employee’s failure to report to the Chief Executive Officer and/or failure to be a member of the executive staff);

(ii)   without Employee’s express written consent, the relocation of the principal place of Employee’s employment, following the Change in Control, to a location that is more than fifty (50) miles from Employee’s principal place of employment immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of Employee than such travel requirements existing immediately prior to the date of the Change in Control;

(iii)          any failure by the Company Group, following the Change in Control, to pay, or any material reduction by the Company Group of, (1) Employee’s base salary in effect immediately prior to the date of the Change in Control, or (2) Employee’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by Employee), unless base salary and/or bonus reductions comparable in amount and duration are concurrently made for a majority of the other employees of the Company Group who have substantially similar titles and responsibilities as Employee; and

(iv)          any failure by the Company Group, following the Change in Control, to (1) continue to provide Employee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by Employee, in any benefit or compensation plans and programs, including, but not limited to, the Company Group’s life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which Employee was participating immediately prior to the date of the Change in Control, or in substantially similar plans or programs, or (2) provide Employee with all other fringe benefits (or substantially similar benefits), including, but not limited to, relocation benefits, provided to any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by Employee, which Employee was receiving immediately prior to the date of the Change in Control.

However, the foregoing conditions will not constitute a Constructive Termination unless Employee has given written notice of any such condition(s) to the Chairman of the Board and allowed the Company Group at least twenty (20) days thereafter to correct such condition(s). If such condition(s) are not corrected within that twenty (20) day period, Employee may give written notice of his Constructive Termination to the Board, which will be an Involuntary Termination.

(d)   The phrases “determined by the Board,” “decided by the Board,” mean in each case a determination or decision made by the affirmative vote of at least a majority of the total then-authorized number of members of the Board calculated without counting Employee, if he is then a member of the Board.

(e)   “Disability” means the inability of Employee, in the opinion of a licensed, qualified physician, to perform the essential functions of Employee’s position with the Company Group, with or without reasonable accommodation, because of the sickness or injury of Employee.

(f)   “Involuntary Termination” will mean the occurrence of either of the following events after a Change in Control, but on or before the first anniversary of such Change in Control:

(i)   termination by Company Group of Employee’s employment without Cause; or

(ii)   Employee’s Constructive Termination.

; provided, however, that “Involuntary Termination” will not include any termination of Employee’s employment that is (1) for Cause, (2) a result of Employee’s death or Disability, or (3) a result of Employee’s voluntary resignation.

(g)   “New Employment” will mean any full-time employment, but not including any consultancy that is less than full-time, obtained by Employee after the termination of Employee’s employment with the Company.

7.   Nonsolicitation. During his employment with the Company, and for a period of one (1) year following the termination of his employment for any reason, Employee will not directly or indirectly recruit, solicit, or induce any person who on the date hereof is, or who subsequently becomes, an employee, sales representative or consultant of the Company, to terminate his or her relationship with the Company.

8.   Successors.

(a)   Company’s Successors. Any successor to the Company or to all or substantially all of the Company’s business and/or assets will be bound by this Agreement in the same manner and to the same extent as the Company. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets.

(b)   Employee’s Successors. All rights of Employee hereunder will inure to the benefit of, and be enforceable by, Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Employee will have no right to assign any of his obligations or duties under this Agreement to any other person or entity.

9.   Notice.

(a)   General. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Employee, mailed notices will be addressed to Employee at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its Secretary.

(b)   Notice of Termination. Any termination by the Company Group or Employee of their employment relationship will be communicated by a written notice of termination to the other party.

10.   Miscellaneous Provisions.

(a)   No Duty to Mitigate. The Employee will not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking New Employment or in any other manner), nor will any such payment be reduced by any earnings that Employee may receive from any other source.

(b)   Waiver. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c)   Choice of Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of California.

(d)   Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

(e)   Arbitration. In the event of any dispute or claim relating to or arising out of Employee’s employment relationship with the Company, this Agreement, or the termination of Employee’s employment with the Company for any reason (including, but not limited to, any claims of breach of contract, wrongful termination, fraud or age, race, sex, national origin, disability or other discrimination or harassment), Employee and the Company agree that all such disputes will be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in San Mateo County, California (“AAA”) under the AAA’s National Rules for the Resolution of Employment Disputes then in effect, which are available online at the AAA’s website at www.adr.org. Judgment upon any decision or award rendered by the arbitrator may be entered in any court having jurisdiction over the matter. The Employee and the Company knowingly and willingly waive their respective rights to have any such disputes or claims tried to a judge or jury.

(f)   Prior Agreements. This Agreement supersedes all prior understandings and agreements, whether written or oral, regarding the subject matter of this Agreement.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

SCICLONE PHARMACEUTICALS, INC.

By:	/s/ Dean Woodman
Dean Woodman
Chairman of the Board of Directors

EMPLOYEE

/s/ Dr. Friedhelm Blobel
Dr. Friedhelm Blobel

Schedule A

RELEASE

In exchange for the severance pay and benefits described in the Change in Control Agreement between SciClone Pharmaceuticals, Inc. (the “Company”) and me of ___, 2006, I hereby release the Company, its parents and subsidiaries, and their officers, directors, employees, attorneys, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, and causes of action of every kind and nature, whether known or unknown, based upon or arising out of any agreements, events, acts, omissions or conduct at any time prior to and including the execution date of this Release, including, but not limited to: all claims concerning my employment with the Company or the termination of that employment; all claims pursuant to any federal, state or local law, statute, or cause of action, including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; race, sex, age or other discrimination or harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

I am knowingly, willingly and voluntarily releasing any claims I may have under the ADEA. I acknowledge that the consideration given for the release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) this Release does not apply to any rights or claims that may arise after I sign it; (b) I have the right to consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily sign this Release earlier); (d) I have seven (7) days after I sign this Release to revoke it; and (e) this Release will not be effective until the eighth day after it is signed by me.

In giving this release, which includes claims that may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown claims I may have, and I affirm that it is my intention to release all known and unknown claims that I have or may have against the parties released above.

This Release contains the entire agreement between the Company and me regarding the subjects above, and it cannot be modified except by a document signed by me and an authorized representative of the Company.

EMPLOYEE

Date:
Dr. Friedhelm Blobel

SCICLONE PHARMACEUTICALS, INC.

Date:	By:

Its: